Exhibit 1.01

Conflict Minerals Report

Napco Security Technologies, Inc.

2022 Calendar Year

Overview

Napco Security Technologies, Inc., headquartered in Amityville, N.Y. was incorporated in Delaware in 1971. “The Company,” "Napco,” "we," "our" and "us" are used interchangeably to refer to Napco Security Technologies, Inc. and its subsidiaries.

The Company is a diversified manufacturer of security products, encompassing electronic door-locking devices, intrusion and fire alarms and building access control systems. These products are used for commercial, residential, institutional, industrial and governmental applications, and are sold worldwide principally to independent distributors, dealers and installers of security equipment.

This report for the year ended December 31, 2022 is filed to comply with Rule 13p-1 under the Securities Exchange Act of 1934 (“Rule 13p-1”), which was adopted by the Securities and Exchange Commission to implement reporting and disclosure requirements related to Conflict Minerals, as defined in Item 1.01(d)(3) of the Form SD, “Conflict Minerals,” as directed by the Dodd-Frank Wall Street Reform and Consumer Protection Act of 2010. Rule 13p-1 imposes certain reporting obligations on certain SEC reporting companies whose manufactured products contain Conflict Minerals.

Part I. Due Diligence

Design of Conflict Minerals Program

The Company has integrated into its supply chain management programs the Organization for Economic Co-operation and Development five-step framework for risk-based due diligence for responsible supply chains of minerals from conflict-affected and high-risk areas.

Description of Due Diligence Measures Performed

Below is a description of the measures performed for this reporting period to exercise due diligence on the source and chain of custody of the necessary conflict minerals contained in our products which we had reason to believe may have originated from the Covered Countries and may not have come from recycled or scrap sources:

•

Compared any smelters or refiners which were included in the supplier responses from our survey to the list of smelters and refiners maintained by the CFSI (conflict-free sourcing initiative). Appendix A contains a list of these smelters and refiners as well as the certification status as reported by the CFSI.

•	Contacted surveyed suppliers on responses to supply chain surveys that we identified contained incomplete or potentially inaccurate information to seek additional clarifying information.

•	Compared smelters and refiners identified by surveyed suppliers against the list of facilities that have received a “conflict-free” designation from the CFSP (conflict-free smelter program).

•	Napco provided progress reports to Napco’s Executive Vice President of Operations and Chief Financial Officer. These progress reports described the status of the applicable conflict minerals program.

Results of our Due Diligence Efforts

Inherent Limitations on Due Diligence Measures

As a downstream purchaser of products which contain conflict minerals, our due diligence measures can provide only reasonable, not absolute, assurance regarding the source and chain of custody of the necessary conflict minerals. Our due diligence processes are based on the necessity of seeking data from our direct suppliers and those suppliers seeking similar information within their supply chains to identify the original sources of the necessary conflict minerals. We also rely, to a large extent, on information collected and provided by independent third party audit programs. Such sources of information, as well as the smelters and refiner facility visits, may yield inaccurate or incomplete information and may be subject to fraud.

Results of Reasonable Country of Origin Inquiry Efforts

Based on the survey responses received, we have identified 234 smelters and refiners that are certified conflict-free. Based on the surveys provided and diligence efforts that were completed, we do not have sufficient information to conclusively determine all smelters and refiners or countries of origin of the conflict minerals. However, we have not obtained any supplier responses that indicate sourcing from conflict mines.

Future Due Diligence Measures

•

We are continuing to develop a risk mitigation response plan to address business relationships with suppliers that are not DRC conflict free (as defined in Item 1.01(d)(4) of Form SD), which mitigation may include identifying an alternate supply. Our program will include continuous monitoring to adjust our strategies as sourcing data improves and new information is received.

•

We will continue to assess and update future due diligence activities, including our efforts to determine smelter and mine locations, transit routes, and countries of origin. We tracked results of our supply chain diligence process and periodically reported the results to our executive leadership team.

Part II. Product Description

For this reporting period, we identified the following products which we manufactured or purchased from others for resale that may contain necessary conflict minerals (defined as any tantalum, tin, tungsten or gold that is necessary to the functionality or production of our products):

Access Control Systems. Various types of identification readers (e.g. card readers, hand scanners), control panels, PC-based computers and electronically activated door-locking devices.

Door Security Products. Various metal door locking devices including microprocessor-based electronic door locks with push button, card reader and bio-metric operation, door alarms, mechanical door locks and simple dead bolt locks.

Intrusion and Fire Alarm Systems. Various detectors, control panels, digital keypads and signaling equipment.

Video Surveillance Systems.  Video cameras, control panels, video monitors and recording devices.

Appendix A lists the facilities identified to us by our suppliers that were used to process the associated minerals that were used in manufacturing the component parts that we use in assembling our products.

This report is not subject to an independent private sector audit as allowed under Rule 13p-1.

Appendix A:

The following smelters and refiners were reports by our suppliers as being in their supply chains and, therefore, potentially in ours. Some suppliers responded at the company level, therefore some of the smelters or refiners listed below may not be related to the products that we source from these suppliers. The certification status of each smelter and refiner as indicated by the Conflict-Free Sourcing Initiative is contained in column four.

Metal	Standard Smelter Name	Smelter Facility Location	Smelter status by ID
Gold	Abington Reldan Metals, LLC	UNITED STATES OF AMERICA	Conformant
Gold	Advanced Chemical Company	UNITED STATES OF AMERICA	Conformant
Gold	Agosi AG	GERMANY	Conformant
Gold	Aida Chemical Industries Co., Ltd.	JAPAN	Conformant
Gold	Al Etihad Gold Refinery DMCC	UNITED ARAB EMIRATES	Conformant
Gold	Almalyk Mining and Metallurgical Complex (AMMC)	UZBEKISTAN	Conformant
Gold	AngloGold Ashanti Corrego do Sitio Mineracao	BRAZIL	Conformant
Gold	Argor-Heraeus S.A.	SWITZERLAND	Conformant
Gold	Asahi Pretec Corp.	JAPAN	Conformant
Gold	Asahi Refining Canada Ltd.	CANADA	Conformant
Gold	Asahi Refining USA Inc.	UNITED STATES OF AMERICA	Conformant
Gold	Asaka Riken Co., Ltd.	JAPAN	Conformant
Gold	Aurubis AG	GERMANY	Conformant
Gold	Bangalore Refinery	INDIA	Conformant
Gold	Bangko Sentral ng Pilipinas (Central Bank of the Philippines)	PHILIPPINES	Conformant
Gold	Boliden AB	SWEDEN	Conformant
Gold	C. Hafner GmbH + Co. KG	GERMANY	Conformant
Gold	CCR Refinery - Glencore Canada Corporation	CANADA	Conformant
Gold	Chimet S.p.A.	ITALY	Conformant
Gold	Chugai Mining	JAPAN	Conformant
Gold	Dowa	JAPAN	Conformant
Gold	DSC (Do Sung Corporation)	KOREA, REPUBLIC OF	Conformant
Gold	Eco-System Recycling Co., Ltd. East Plant	JAPAN	Conformant
Gold	Eco-System Recycling Co., Ltd. North Plant	JAPAN	Conformant
Gold	Eco-System Recycling Co., Ltd. West Plant	JAPAN	Conformant
Gold	Emirates Gold DMCC	UNITED ARAB EMIRATES	Conformant
Gold	Geib Refining Corporation	UNITED STATES OF AMERICA	Conformant
Gold	Gold by Gold Colombia	COLOMBIA	Conformant
Gold	Gold Refinery of Zijin Mining Group Co., Ltd.	CHINA	Conformant
Gold	Heimerle + Meule GmbH	GERMANY	Conformant
Gold	Heraeus Germany GmbH Co. KG	GERMANY	Conformant
Gold	Heraeus Metals Hong Kong Ltd.	CHINA	Conformant
Gold	Inner Mongolia Qiankun Gold and Silver Refinery Share Co., Ltd.	CHINA	Conformant
Gold	Ishifuku Metal Industry Co., Ltd.	JAPAN	Conformant
Gold	Istanbul Gold Refinery	TURKEY	Conformant
Gold	Italpreziosi	ITALY	Conformant
Gold	Japan Mint	JAPAN	Conformant
Gold	Jiangxi Copper Co., Ltd.	CHINA	Conformant
Gold	JX Nippon Mining & Metals Co., Ltd.	JAPAN	Conformant
Gold	Kazzinc	KAZAKHSTAN	Conformant

Gold	Kennecott Utah Copper LLC	UNITED STATES OF AMERICA	Conformant
Gold	KGHM Polska Miedz Spolka Akcyjna	POLAND	Conformant
Gold	Kojima Chemicals Co., Ltd.	JAPAN	Conformant
Gold	Korea Zinc Co., Ltd.	KOREA, REPUBLIC OF	Conformant
Gold	L'Orfebre S.A.	ANDORRA	Conformant
Gold	LS-NIKKO Copper Inc.	KOREA, REPUBLIC OF	Conformant
Gold	LT Metal Ltd.	KOREA, REPUBLIC OF	Conformant
Gold	Materion	UNITED STATES OF AMERICA	Conformant
Gold	Matsuda Sangyo Co., Ltd.	JAPAN	Conformant
Gold	Metal Concentrators SA (Pty) Ltd.	SOUTH AFRICA	Conformant
Gold	Metalor Technologies (Hong Kong) Ltd.	CHINA	Conformant
Gold	Metalor Technologies (Singapore) Pte., Ltd.	SINGAPORE	Conformant
Gold	Metalor Technologies (Suzhou) Ltd.	CHINA	Conformant
Gold	Metalor Technologies S.A.	SWITZERLAND	Conformant
Gold	Metalor USA Refining Corporation	UNITED STATES OF AMERICA	Conformant
Gold	Metalurgica Met-Mex Penoles S.A. De C.V.	MEXICO	Conformant
Gold	Mitsubishi Materials Corporation	JAPAN	Conformant
Gold	Mitsui Mining and Smelting Co., Ltd.	JAPAN	Conformant
Gold	PAMP S.A.	SWITZERLAND	Conformant
Gold	MMTC-PAMP India Pvt., Ltd.	INDIA	Conformant
Gold	Nadir Metal Rafineri San. Ve Tic. A.S.	TURKEY	Conformant
Gold	Navoi Mining and Metallurgical Combinat	UZBEKISTAN	Conformant
Gold	NH Recytech Company	KOREA, REPUBLIC OF	Conformant
Gold	Nihon Material Co., Ltd.	JAPAN	Conformant
Gold	Ogussa Osterreichische Gold- und Silber-Scheideanstalt GmbH	AUSTRIA	Conformant
Gold	Ohura Precious Metal Industry Co., Ltd.	JAPAN	Conformant
Gold	Planta Recuperadora de Metales SpA	CHILE	Conformant
Gold	PT Aneka Tambang (Persero) Tbk	INDONESIA	Conformant
Gold	PX Precinox S.A.	SWITZERLAND	Conformant
Gold	Rand Refinery (Pty) Ltd.	SOUTH AFRICA	Conformant
Gold	REMONDIS PMR B.V.	NETHERLANDS	Conformant
Gold	Royal Canadian Mint	CANADA	Conformant
Gold	SAAMP	FRANCE	Conformant
Gold	SAFINA A.S.	CZECHIA	Conformant
Gold	SEMPSA Joyeria Plateria S.A.	SPAIN	Conformant
Gold	Shandong Gold Smelting Co., Ltd.	CHINA	Conformant
Gold	Shandong Zhaojin Gold & Silver Refinery Co., Ltd.	CHINA	Conformant
Gold	Sichuan Tianze Precious Metals Co., Ltd.	CHINA	Conformant
Gold	Solar Applied Materials Technology Corp.	TAIWAN, PROVINCE OF CHINA	Conformant
Gold	Sumitomo Metal Mining Co., Ltd.	JAPAN	Conformant
Gold	SungEel HiMetal Co., Ltd.	KOREA, REPUBLIC OF	Conformant
Gold	T.C.A S.p.A	ITALY	Conformant
Gold	Tanaka Kikinzoku Kogyo K.K.	JAPAN	Conformant
Gold	Tokuriki Honten Co., Ltd.	JAPAN	Conformant
Gold	TOO Tau-Ken-Altyn	KAZAKHSTAN	Conformant
Gold	Torecom	KOREA, REPUBLIC OF	Conformant
Gold	Umicore Precious Metals Thailand	THAILAND	Conformant

Gold	Umicore S.A. Business Unit Precious Metals Refining	BELGIUM	Conformant
Gold	United Precious Metal Refining, Inc.	UNITED STATES OF AMERICA	Conformant
Gold	Valcambi S.A.	SWITZERLAND	Conformant
Gold	Western Australian Mint (T/a The Perth Mint)	AUSTRALIA	Conformant
Gold	WIELAND Edelmetalle GmbH	GERMANY	Conformant
Gold	Yamakin Co., Ltd.	JAPAN	Conformant
Gold	Yokohama Metal Co., Ltd.	JAPAN	Conformant
Gold	Zhongyuan Gold Smelter of Zhongjin Gold Corporation	CHINA	Conformant
Gold	Alexy Metals	UNITED STATES OF AMERICA	Active
Gold	Augmont Enterprises Private Limited	INDIA	Active
Gold	C.I Metales Procesados Industriales SAS	COLOMBIA	Active
Gold	GGC Gujrat Gold Centre Pvt. Ltd.	INDIA	Active
Gold	Sancus ZFS (L’Orfebre, SA)	COLOMBIA	Active
Gold	WEEEREFINING	FRANCE	Active
Gold	8853 S.p.A.	ITALY	Not certified
Gold	ABC Refinery Pty Ltd.	AUSTRALIA	Not certified
Gold	African Gold Refinery	UGANDA	Not certified
Gold	Albino Mountinho Lda.	PORTUGAL	Not certified
Gold	Atasay Kuyumculuk Sanayi Ve Ticaret A.S.	TURKEY	Not certified
Gold	AU Traders and Refiners	SOUTH AFRICA	Not certified
Gold	Caridad	MEXICO	Not certified
Gold	Cendres + Metaux S.A.	SWITZERLAND	Not certified
Gold	CGR Metalloys Pvt Ltd.	INDIA	Not certified
Gold	Daye Non-Ferrous Metals Mining Ltd.	CHINA	Not certified
Gold	Degussa Sonne / Mond Goldhandel GmbH	GERMANY	Not certified
Gold	Dijllah Gold Refinery FZC	UNITED ARAB EMIRATES	Not certified
Gold	Dongwu Gold Group	CHINA	Not certified
Gold	Emerald Jewel Industry India Limited (Unit 1)	INDIA	Not certified
Gold	Emerald Jewel Industry India Limited (Unit 2)	INDIA	Not certified
Gold	Emerald Jewel Industry India Limited (Unit 3)	INDIA	Not certified
Gold	Emerald Jewel Industry India Limited (Unit 4)	INDIA	Not certified
Gold	Fidelity Printers and Refiners Ltd.	ZIMBABWE	Not certified
Gold	Fujairah Gold FZC	UNITED ARAB EMIRATES	Not certified
Gold	Gold Coast Refinery	GHANA	Not certified
Gold	Great Wall Precious Metals Co., Ltd. of CBPM	CHINA	Not certified
Gold	Guangdong Jinding Gold Limited	CHINA	Not certified
Gold	Guoda Safina High-Tech Environmental Refinery Co., Ltd.	CHINA	Not certified
Gold	Hangzhou Fuchunjiang Smelting Co., Ltd.	CHINA	Not certified
Gold	Hunan Chenzhou Mining Co., Ltd.	CHINA	Not certified
Gold	Hunan Guiyang yinxing Nonferrous Smelting Co., Ltd.	CHINA	Not certified
Gold	HwaSeong CJ CO., LTD.	KOREA, REPUBLIC OF	Not certified
Gold	Industrial Refining Company	BELGIUM	Not certified
Gold	International Precious Metal Refiners	UNITED ARAB EMIRATES	Not certified
Gold	JALAN & Company	INDIA	Not certified
Gold	JSC Ekaterinburg Non-Ferrous Metal Processing Plant	RUSSIAN FEDERATION	Not certified
Gold	JSC Novosibirsk Refinery	RUSSIAN FEDERATION	Not certified

Gold	JSC Uralelectromed	RUSSIAN FEDERATION	Not certified
Gold	K.A. Rasmussen	NORWAY	Not certified
Gold	Kaloti Precious Metals	UNITED ARAB EMIRATES	Not certified
Gold	Kazakhmys Smelting LLC	KAZAKHSTAN	Not certified
Gold	Kundan Care Products Ltd.	INDIA	Not certified
Gold	Kyrgyzaltyn JSC	KYRGYZSTAN	Not certified
Gold	Kyshtym Copper-Electrolytic Plant ZAO	RUSSIAN FEDERATION	Not certified
Gold	L'azurde Company For Jewelry	SAUDI ARABIA	Not certified
Gold	Lingbao Gold Co., Ltd.	CHINA	Not certified
Gold	Lingbao Jinyuan Tonghui Refinery Co., Ltd.	CHINA	Not certified
Gold	Luoyang Zijin Yinhui Gold Refinery Co., Ltd.	CHINA	Not certified
Gold	Marsam Metals	BRAZIL	Not certified
Gold	MD Overseas	INDIA	Not certified
Gold	Metallix Refining Inc.	UNITED STATES OF AMERICA	Not certified
Gold	Modeltech Sdn Bhd	MALAYSIA	Not certified
Gold	Morris and Watson	NEW ZEALAND	Not certified
Gold	Moscow Special Alloys Processing Plant	RUSSIAN FEDERATION	Not certified
Gold	OJSC "The Gulidov Krasnoyarsk Non-Ferrous Metals Plant" (OJSC Krastsvetmet)	RUSSIAN FEDERATION	Not certified
Gold	Pease & Curren	UNITED STATES OF AMERICA	Not certified
Gold	Penglai Penggang Gold Industry Co., Ltd.	CHINA	Not certified
Gold	Prioksky Plant of Non-Ferrous Metals	RUSSIAN FEDERATION	Not certified
Gold	QG Refining, LLC	UNITED STATES OF AMERICA	Not certified
Gold	Refinery of Seemine Gold Co., Ltd.	CHINA	Not certified
Gold	Sabin Metal Corp.	UNITED STATES OF AMERICA	Not certified
Gold	Safimet S.p.A	ITALY	Not certified
Gold	Sai Refinery	INDIA	Not certified
Gold	Samduck Precious Metals	KOREA, REPUBLIC OF	Not certified
Gold	Samwon Metals Corp.	KOREA, REPUBLIC OF	Not certified
Gold	Sellem Industries Ltd.	MAURITANIA	Not certified
Gold	Shandong Humon Smelting Co., Ltd.	CHINA	Not certified
Gold	Shandong Tiancheng Biological Gold Industrial Co., Ltd.	CHINA	Not certified
Gold	Shenzhen CuiLu Gold Co., Ltd.	CHINA	Not certified
Gold	Shenzhen Zhonghenglong Real Industry Co., Ltd.	CHINA	Not certified
Gold	Shirpur Gold Refinery Ltd.	INDIA	Not certified
Gold	Singway Technology Co., Ltd.	TAIWAN, PROVINCE OF CHINA	Not certified
Gold	SOE Shyolkovsky Factory of Secondary Precious Metals	RUSSIAN FEDERATION	Not certified
Gold	Sovereign Metals	INDIA	Not certified
Gold	State Research Institute Center for Physical Sciences and Technology	LITHUANIA	Not certified
Gold	Sudan Gold Refinery	SUDAN	Not certified
Gold	Super Dragon Technology Co., Ltd.	TAIWAN, PROVINCE OF CHINA	Not certified
Gold	Tongling Nonferrous Metals Group Co., Ltd.	CHINA	Not certified
Gold	Value Trading	BELGIUM	Not certified
Gold	Yunnan Copper Industry Co., Ltd.	CHINA	Not certified
Gold	DODUCO Contacts and Refining GmbH	GERMANY	Not certified
Gold	SAXONIA Edelmetalle GmbH	GERMANY	Not certified
Gold	Henan Yuguang Gold & Lead Co., Ltd.	CHINA	Not certified

Tantalum	AMG Brasil	BRAZIL	Conformant
Tantalum	Changsha South Tantalum Niobium Co., Ltd.	CHINA	Conformant
Tantalum	D Block Metals, LLC	UNITED STATES OF AMERICA	Conformant
Tantalum	F&X Electro-Materials Ltd.	CHINA	Conformant
Tantalum	FIR Metals & Resource Ltd.	CHINA	Conformant
Tantalum	Global Advanced Metals Aizu	JAPAN	Conformant
Tantalum	Global Advanced Metals Boyertown	UNITED STATES OF AMERICA	Conformant
Tantalum	Hengyang King Xing Lifeng New Materials Co., Ltd.	CHINA	Conformant
Tantalum	Jiangxi Dinghai Tantalum & Niobium Co., Ltd.	CHINA	Conformant
Tantalum	Jiangxi Tuohong New Raw Material	CHINA	Conformant
Tantalum	JiuJiang JinXin Nonferrous Metals Co., Ltd.	CHINA	Conformant
Tantalum	Jiujiang Tanbre Co., Ltd.	CHINA	Conformant
Tantalum	Jiujiang Zhongao Tantalum & Niobium Co., Ltd.	CHINA	Conformant
Tantalum	KEMET de Mexico	MEXICO	Conformant
Tantalum	H.C. Starck Inc.	UNITED STATES OF AMERICA	Conformant
Tantalum	Metallurgical Products India Pvt., Ltd.	INDIA	Conformant
Tantalum	Mineracao Taboca S.A.	BRAZIL	Conformant
Tantalum	Mitsui Mining and Smelting Co., Ltd.	JAPAN	Conformant
Tantalum	Ningxia Orient Tantalum Industry Co., Ltd.	CHINA	Conformant
Tantalum	NPM Silmet AS	ESTONIA	Conformant
Tantalum	H.C. Starck Hermsdorf GmbH	GERMANY	Conformant
Tantalum	QuantumClean	UNITED STATES OF AMERICA	Conformant
Tantalum	Resind Industria e Comercio Ltda.	BRAZIL	Conformant
Tantalum	RFH Yancheng Jinye New Material Technology Co., Ltd.	CHINA	Conformant
Tantalum	Taki Chemical Co., Ltd.	JAPAN	Conformant
Tantalum	TANIOBIS Co., Ltd.	THAILAND	Conformant
Tantalum	TANIOBIS GmbH	GERMANY	Conformant
Tantalum	TANIOBIS Japan Co., Ltd.	JAPAN	Conformant
Tantalum	TANIOBIS Smelting GmbH & Co. KG	GERMANY	Conformant
Tantalum	Telex Metals	UNITED STATES OF AMERICA	Conformant
Tantalum	Ulba Metallurgical Plant JSC	KAZAKHSTAN	Conformant
Tantalum	XIMEI RESOURCES (GUANGDONG) LIMITED	CHINA	Conformant
Tantalum	XinXing HaoRong Electronic Material Co., Ltd.	CHINA	Conformant
Tantalum	Yanling Jincheng Tantalum & Niobium Co., Ltd.	CHINA	Conformant
Tantalum	5D Production OU	ESTONIA	Not certified
Tantalum	Solikamsk Magnesium Works OAO	RUSSIAN FEDERATION	Not certified
Tantalum	Exotech Inc.	UNITED STATES OF AMERICA	Not certified
Tantalum	Asaka Riken Co., Ltd.	JAPAN	Not certified
Tantalum	Guangdong Rising Rare Metals-EO Materials Ltd.	CHINA	Not certified
Tantalum	Meta Materials	NORTH MACEDONIA	Not certified
Tin	Thaisarco	THAILAND	Conformant
Tin	Mineracao Taboca S.A.	BRAZIL	Conformant
Tin	Alpha	UNITED STATES OF AMERICA	Conformant
Tin	China Tin Group Co., Ltd.	CHINA	Conformant

Tin	Yunnan Chengfeng Non-ferrous Metals Co., Ltd.	CHINA	Conformant
Tin	PT Timah Tbk Mentok	INDONESIA	Conformant
Tin	Mitsubishi Materials Corporation	JAPAN	Conformant
Tin	Malaysia Smelting Corporation (MSC)	MALAYSIA	Conformant
Tin	White Solder Metalurgia e Mineracao Ltda.	BRAZIL	Conformant
Tin	Rui Da Hung	TAIWAN, PROVINCE OF CHINA	Conformant
Tin	Chenzhou Yunxiang Mining and Metallurgy Co., Ltd.	CHINA	Conformant
Tin	Minsur	PERU	Conformant
Tin	Resind Industria e Comercio Ltda.	BRAZIL	Conformant
Tin	Fenix Metals	POLAND	Conformant
Tin	PT Timah Tbk Kundur	INDONESIA	Conformant
Tin	PT Refined Bangka Tin	INDONESIA	Conformant
Tin	Dowa	JAPAN	Conformant
Tin	PT Artha Cipta Langgeng	INDONESIA	Conformant
Tin	Metallo Belgium N.V.	BELGIUM	Conformant
Tin	Metallo Spain S.L.U.	SPAIN	Conformant
Tin	Chifeng Dajingzi Tin Industry Co., Ltd.	CHINA	Conformant
Tin	CRM Fundicao De Metais E Comercio De Equipamentos Eletronicos Do Brasil Ltda	BRAZIL	Conformant
Tin	CRM Synergies	SPAIN	Conformant
Tin	CV Venus Inti Perkasa	INDONESIA	Conformant
Tin	DS Myanmar	MYANMAR	Conformant
Tin	EM Vinto	BOLIVIA (PLURINATIONAL STATE OF)	Conformant
Tin	Estanho de Rondonia S.A.	BRAZIL	Conformant
Tin	Fabrica Auricchio Industria e Comercio Ltda.	BRAZIL	Conformant
Tin	Gejiu Non-Ferrous Metal Processing Co., Ltd.	CHINA	Conformant
Tin	Guangdong Hanhe Non-Ferrous Metal Co., Ltd.	CHINA	Conformant
Tin	Jiangxi New Nanshan Technology Ltd.	CHINA	Conformant
Tin	Luna Smelter, Ltd.	RWANDA	Conformant
Tin	Magnu's Minerais Metais e Ligas Ltda.	BRAZIL	Conformant
Tin	Metallic Resources, Inc.	UNITED STATES OF AMERICA	Conformant
Tin	O.M. Manufacturing (Thailand) Co., Ltd.	THAILAND	Conformant
Tin	O.M. Manufacturing Philippines, Inc.	PHILIPPINES	Conformant
Tin	Operaciones Metalurgicas S.A.	BOLIVIA (PLURINATIONAL STATE OF)	Conformant
Tin	PT Aries Kencana Sejahtera	INDONESIA	Conformant
Tin	PT ATD Makmur Mandiri Jaya	INDONESIA	Conformant
Tin	PT Babel Inti Perkasa	INDONESIA	Conformant
Tin	PT Babel Surya Alam Lestari	INDONESIA	Conformant
Tin	PT Bangka Prima Tin	INDONESIA	Conformant
Tin	PT Bangka Serumpun	INDONESIA	Conformant
Tin	PT Bukit Timah	INDONESIA	Conformant
Tin	PT Cipta Persada Mulia	INDONESIA	Conformant
Tin	PT Menara Cipta Mulia	INDONESIA	Conformant
Tin	PT Mitra Stania Prima	INDONESIA	Conformant
Tin	PT Mitra Sukses Globalindo	INDONESIA	Conformant
Tin	PT Premium Tin Indonesia	INDONESIA	Conformant

Tin	PT Prima Timah Utama	INDONESIA	Conformant
Tin	PT Putera Sarana Shakti (PT PSS)	INDONESIA	Conformant
Tin	PT Rajawali Rimba Perkasa	INDONESIA	Conformant
Tin	PT Sariwiguna Binasentosa	INDONESIA	Conformant
Tin	PT Stanindo Inti Perkasa	INDONESIA	Conformant
Tin	PT Sukses Inti Makmur	INDONESIA	Conformant
Tin	PT Tommy Utama	INDONESIA	Conformant
Tin	Tin Smelting Branch of Yunnan Tin Co., Ltd.	CHINA	Conformant
Tin	Tin Technology & Refining	UNITED STATES OF AMERICA	Conformant
Tin	Thai Nguyen Mining and Metallurgy Co., Ltd.	VIET NAM	Conformant
Tin	HuiChang Hill Tin Industry Co., Ltd.	CHINA	Conformant
Tin	Ma'anshan Weitai Tin Co., Ltd.	CHINA	Conformant
Tin	CV Ayi Jaya	INDONESIA	Conformant
Tin	PT Rajehan Ariq	INDONESIA	Conformant
Tin	PT Belitung Industri Sejahtera	INDONESIA	Active
Tin	PT Timah Nusantara	INDONESIA	Active
Tin	Super Ligas	BRAZIL	Active
Tin	Soft Metais Ltda.	BRAZIL	Not certified
Tin	An Vinh Joint Stock Mineral Processing Company	VIET NAM	Not certified
Tin	Dongguan CiEXPO Environmental Engineering Co., Ltd.	CHINA	Not certified
Tin	Electro-Mechanical Facility of the Cao Bang Minerals & Metallurgy Joint Stock Company	VIET NAM	Not certified
Tin	Gejiu City Fuxiang Industry and Trade Co., Ltd.	CHINA	Not certified
Tin	Gejiu Kai Meng Industry and Trade LLC	CHINA	Not certified
Tin	Gejiu Yunxin Nonferrous Electrolysis Co., Ltd.	CHINA	Not certified
Tin	Gejiu Zili Mining And Metallurgy Co., Ltd.	CHINA	Not certified
Tin	Melt Metais e Ligas S.A.	BRAZIL	Not certified
Tin	Modeltech Sdn Bhd	MALAYSIA	Not certified
Tin	Nghe Tinh Non-Ferrous Metals Joint Stock Company	VIET NAM	Not certified
Tin	Novosibirsk Processing Plant Ltd.	RUSSIAN FEDERATION	Not certified
Tin	Pongpipat Company Limited	MYANMAR	Not certified
Tin	Precious Minerals and Smelting Limited	INDIA	Not certified
Tin	PT Bangka Tin Industry	INDONESIA	Not certified
Tin	PT Panca Mega Persada	INDONESIA	Not certified
Tin	PT Tinindo Inter Nusa	INDONESIA	Not certified
Tin	PT Tirus Putra Mandiri	INDONESIA	Not certified
Tin	Tuyen Quang Non-Ferrous Metals Joint Stock Company	VIET NAM	Not certified
Tin	VQB Mineral and Trading Group JSC	VIET NAM	Not certified
Tin	Yunnan Yunfan Non-ferrous Metals Co., Ltd.	CHINA	Not certified
Tin	PT Masbro Alam Stania	INDONESIA	Not certified
Tin	Jiangxi Ketai Advanced Material Co., Ltd.	CHINA	Not certified
Tin	CNMC (Guangxi) PGMA Co., Ltd.	CHINA	Not certified
Tin	CV Gita Pesona	INDONESIA	Not certified
Tin	CV United Smelting	INDONESIA	Not certified
Tin	Huichang Jinshunda Tin Co., Ltd.	CHINA	Not certified
Tin	PT DS Jaya Abadi	INDONESIA	Not certified

Tin	PT Eunindo Usaha Mandiri	INDONESIA	Not certified
Tin	PT Karimun Mining	INDONESIA	Not certified
Tin	PT Sumber Jaya Indah	INDONESIA	Not certified
Tin	PT Inti Stania Prima	INDONESIA	Not certified
Tin	CV Dua Sekawan	INDONESIA	Not certified
Tin	PT Kijang Jaya Mandiri	INDONESIA	Not certified
Tin	Gejiu Fengming Metallurgy Chemical Plant	CHINA	Not certified
Tin	Guanyang Guida Nonferrous Metal Smelting Plant	CHINA	Not certified
Tin	PT Lautan Harmonis Sejahtera	INDONESIA	Not certified
Tin	PT Cipta Persada Mulia	INDONESIA	Not certified
Tungsten	A.L.M.T. Corp.	JAPAN	Conformant
Tungsten	Asia Tungsten Products Vietnam Ltd.	VIET NAM	Conformant
Tungsten	China Molybdenum Tungsten Co., Ltd.	CHINA	Conformant
Tungsten	Chongyi Zhangyuan Tungsten Co., Ltd.	CHINA	Conformant
Tungsten	Cronimet Brasil Ltda	BRAZIL	Conformant
Tungsten	Fujian Ganmin RareMetal Co., Ltd.	CHINA	Conformant
Tungsten	Fujian Xinlu Tungsten	CHINA	Conformant
Tungsten	Ganzhou Haichuang Tungsten Co., Ltd.	CHINA	Conformant
Tungsten	Ganzhou Huaxing Tungsten Products Co., Ltd.	CHINA	Conformant
Tungsten	Ganzhou Jiangwu Ferrotungsten Co., Ltd.	CHINA	Conformant
Tungsten	Ganzhou Seadragon W & Mo Co., Ltd.	CHINA	Conformant
Tungsten	Global Tungsten & Powders Corp.	UNITED STATES OF AMERICA	Conformant
Tungsten	Guangdong Xianglu Tungsten Co., Ltd.	CHINA	Conformant
Tungsten	H.C. Starck Tungsten GmbH	GERMANY	Conformant
Tungsten	Jingmen Dewei GEM Tungsten Resources Recycling Co., Ltd.	CHINA	Conformant
Tungsten	Hunan Chenzhou Mining Co., Ltd.	CHINA	Conformant
Tungsten	Hunan Chunchang Nonferrous Metals Co., Ltd.	CHINA	Conformant
Tungsten	Chenzhou Diamond Tungsten Products Co., Ltd.	CHINA	Conformant
Tungsten	Japan New Metals Co., Ltd.	JAPAN	Conformant
Tungsten	Jiangwu H.C. Starck Tungsten Products Co., Ltd.	CHINA	Conformant
Tungsten	Jiangxi Gan Bei Tungsten Co., Ltd.	CHINA	Conformant
Tungsten	Jiangxi Tonggu Non-ferrous Metallurgical & Chemical Co., Ltd.	CHINA	Conformant
Tungsten	Jiangxi Xinsheng Tungsten Industry Co., Ltd.	CHINA	Conformant
Tungsten	Jiangxi Yaosheng Tungsten Co., Ltd.	CHINA	Conformant
Tungsten	Kennametal Fallon	UNITED STATES OF AMERICA	Conformant
Tungsten	Kennametal Huntsville	UNITED STATES OF AMERICA	Conformant
Tungsten	Lianyou Metals Co., Ltd.	TAIWAN, PROVINCE OF CHINA	Conformant
Tungsten	Malipo Haiyu Tungsten Co., Ltd.	CHINA	Conformant
Tungsten	Masan High-Tech Materials	VIET NAM	Conformant
Tungsten	Niagara Refining LLC	UNITED STATES OF AMERICA	Conformant
Tungsten	Philippine Chuangxin Industrial Co., Inc.	PHILIPPINES	Conformant
Tungsten	TANIOBIS Smelting GmbH & Co. KG	GERMANY	Conformant
Tungsten	Wolfram Bergbau und Hutten AG	AUSTRIA	Conformant
Tungsten	Xiamen Tungsten (H.C.) Co., Ltd.	CHINA	Conformant
Tungsten	Xiamen Tungsten Co., Ltd.	CHINA	Conformant

Tungsten	Xinfeng Huarui Tungsten & Molybdenum New Material Co., Ltd.	CHINA	Conformant
Tungsten	KGETS Co., Ltd.	KOREA, REPUBLIC OF	Conformant
Tungsten	ACL Metais Eireli	BRAZIL	Not certified
Tungsten	Albasteel Industria e Comercio de Ligas Para Fundicao Ltd.	BRAZIL	Not certified
Tungsten	Artek LLC	RUSSIAN FEDERATION	Not certified
Tungsten	CNMC (Guangxi) PGMA Co., Ltd.	CHINA	Not certified
Tungsten	HANNAE FOR T Co., Ltd.	KOREA, REPUBLIC OF	Not certified
Tungsten	Hydrometallurg, JSC	RUSSIAN FEDERATION	Not certified
Tungsten	Jiangxi Minmetals Gao'an Non-ferrous Metals Co., Ltd.	CHINA	Not certified
Tungsten	JSC "Kirovgrad Hard Alloys Plant"	RUSSIAN FEDERATION	Not certified
Tungsten	Moliren Ltd.	RUSSIAN FEDERATION	Not certified
Tungsten	NPP Tyazhmetprom LLC	RUSSIAN FEDERATION	Not certified
Tungsten	OOO “Technolom” 1	RUSSIAN FEDERATION	Not certified
Tungsten	OOO “Technolom” 2	RUSSIAN FEDERATION	Not certified
Tungsten	Unecha Refractory metals plant	RUSSIAN FEDERATION	Not certified
Tungsten	YUDU ANSHENG TUNGSTEN CO., LTD.	CHINA	Not certified
Tungsten	Fujian Jinxin Tungsten Co., Ltd.	CHINA	Not certified
Tungsten	Xinhai Rendan Shaoguan Tungsten Co., Ltd.	Xinhai Rendan Shaoguan Tungsten Co., Ltd.	Not certified
Tungsten	LLC Volstok	Russian Federation	Not certified
Tungsten	Woltech Korea Co., Ltd.	KOREA, REPUBLIC OF	Not certified